Exhibit 99.1

MF Global Reports Third Quarter 2009 Results

NEW YORK, February 5, 2009 – MF Global Ltd. (NYSE: MF), a leading intermediary offering customized solutions in global cash, derivatives and related markets, today reported financial results for its third fiscal quarter ended December 31, 2008.

Third Quarter Highlights

•	Net revenue of $422.0 million versus $418.4 million for the same period last year;

•	Adjusted net revenue, which excludes $54.6 million received in insurance proceeds, was $367.4 million; [1]

•	GAAP net income was $39.0 million or $0.23 per diluted share compared to $31.2 million, or $0.26 per diluted share for the same period last year;

•	Adjusted net income was $18.8 million or $0.13 per adjusted diluted share versus $46.7 million or $0.37 for the same period last year;

•	Third quarter 2009 adjusted earnings per share includes severance costs of $11.7 million or $0.06 per share;

•	Total exchange-traded futures and options volumes were 402.5 million contracts versus 492.3 million for the same period last year;

•	Cleared commission rate per contract was $0.45 versus $0.40 for the same period last year; execution rate per contract was $0.53 versus $0.71 for the same period last year.

“Our geographic, asset class and product diversity has helped deliver consistent net revenue performance, despite a challenging market landscape,” said Bernard W. Dan, chief executive officer, MF Global. “Our matched principal businesses, including fixed income and metals, performed exceptionally well this quarter as we took advantage of the positive trends in our business such as wider spreads. We also continue to respond to increased demand for market expertise and the preference for an unconflicted intermediary with an unmatched product offering.”

[1]	Adjusted items are non-GAAP measures. Adjusted items exclude the effects of certain gains and losses, including, without limitation to Refco integration costs, exchange membership gains and losses, IPO-related costs, tax liability from Reorganization and Separation, certain litigation settlement reimbursement and expense, loss on extinguishment of debt, stock compensation expense due to accelerated vesting of predecessor Man Group awards, stock compensation expense related to IPO awards, costs associated with the February 2008 broker-related loss and the USFE impairment loss. For a reconciliation of non-GAAP measures used in this release with the comparable GAAP measures, please reference the information at the end of this release.

MF Global Ltd.

Clarendon House

2 Church Street

Hamilton HM 11, Bermuda

Tel 441-296-1274

“In addition, we continue to enhance our governance model, introducing a new, global, product-driven organizational structure, as well as enhance our overall technology capabilities in order to deliver a more compelling value proposition,” said Mr. Dan. “In our offices throughout the world, our employees have embraced our strategic approach with a renewed and intensified focus on client service, profitability and delivering results.”

Third Quarter 2009 and Nine-Month Results

Revenue, net of interest and transaction-based expenses (net revenue), was $422.0 million in the third quarter, compared to $418.4 million for the same period last year. Net revenue for the nine months ended December 31, 2008, was $1,169.6 million, versus $1,228.3 million for the same period last year.

Adjusted net revenue in the third quarter was $367.4 million. This excludes from net revenue $54.6 million received in insurance proceeds. Adjusted net revenue for the nine months ended December 31, 2008, was $1,115.0 million versus $1,228.3 million for the same period last year. Adjusted figures for both periods exclude items that management believes are not representative of future operating performance.1

GAAP net income in the third quarter was $39.0 million, or $0.23 per diluted share, compared to $31.2 million or $0.26 per diluted share in the prior year. MF Global reported GAAP net income of $63.1 million, or $0.37 per diluted share, for the nine months ended December 31, 2008, versus $13.5 million or $0.12 per diluted share for the same period last year.

Third quarter adjusted net income was $18.8 million, or $0.13 per adjusted diluted share, compared to $46.7 million, or $0.37 per adjusted diluted share for the same period in the prior year. Third quarter 2009 adjusted earnings per share include severance costs of $11.7 million or $0.06 per share.

Adjusted net income for the nine months ended December 31, 2008, was $75.2 million, or $0.54 per adjusted diluted share, compared to $150.8 million, or $1.19 per adjusted diluted share for the same period last year.

Employee compensation and benefits (excluding non-recurring IPO awards) during the quarter totaled $217.3 million, or 51.5 percent of net revenue. Adjusted employee compensation and benefits excluding severance costs of $11.7 million totaled $205.6 million, or 56.0 percent of adjusted net revenue for the third quarter 2009.

Non-compensation expense for the quarter was $109.4 million. Adjusted non-compensation expense was $102.6 million for the third quarter 2009 versus $92.6 million for the same period last year.

Errors and bad debts in the third quarter were 2.4 percent of adjusted net revenue. For the year to date, errors and bad debts were 2.1 percent of adjusted net revenue.

“During the last nine months, risk management and capital planning have been two of the largest priorities for MF Global,” said Randy MacDonald, chief financial officer, MF Global. “The reorganization of our risk department is now complete and the results are evident in our effective management of unprecedented market conditions. Additionally, we are actively driving our long-term growth strategy while evaluating ways to optimize our capital structure.”

Third Quarter 2009 and Nine-Month Performance Metrics

Total third quarter 2009 exchange traded volumes were 402.5 million contracts versus 492.3 million for the same period last year. Total volumes for the nine month period ended December 31, 2008, were 1,446.4 million contracts versus 1,493.5 million for the same period last year.

Third quarter 2009 execution-only volumes were 125.1 million contracts compared to 131.3 million for the same period last year. Cleared volumes for the third quarter were 277.4 million contracts versus 361.0 million for the same period in the prior year.

Principal transactions for the third quarter totaled $109.9 million versus $45.6 million in the same period last year. Including net interest income from related financing transactions, aggregate revenue from principal transactions totaled $161.3 million in the third quarter 2009.

Net revenue from the investment of client payables and excess cash, including net interest income and related principal transaction revenue, was $77.6 million compared to $128.1 million in the same period last year. Please see attached table for comparison periods.

As of December 31, 2008, MF Global had $11.1 billion in client payables. Client payables have historically moved up and down based on a number of factors, such as the ebbs and flows of exchange margin requirements and customer gains and losses.

Business Developments

Enhanced Organizational Structure

As part of MF Global’s effort to strengthen its corporate governance, the company has enhanced its organizational structure in recent months to reflect the global nature of its business.

All key corporate functions, including five product lines and a retail customer division, now report into a global head responsible for strategic planning and increasing cross-border accountability and information flow.

Executive Management Team

Chief Operating Officer Named

In December, MF Global promoted Karel Harbour to chief operating officer. Mr. Harbour previously served as chief operating officer for the company’s European entities. He is responsible for global operations and plays an integral role in creating a more scalable and flexible infrastructure.

Global Head of Human Resources Appointed

In January, MF Global appointed Tom Connolly as head of Human Resources. Mr. Connolly joined the company from Lehman Brothers, where he served as senior vice president of Human Resources. He has more than 20 years experience, having held various human resources management positions at The Hartford Group, UBS, Aetna, Citicorp and Goldman Sachs.

Asian Expansion

MF Global continued to grow its presence in Asia in January by broadly expanding its over-the-counter energy brokerage team in Singapore and adding an equity derivatives team in Hong Kong.

Conference Call Information

MF Global will hold a conference call to discuss the quarter’s results today at 8:00 a.m. EST. The call is open to the public.

Dial-in information

U.S./Canada: +1 866 312 9464

International: +1 706 643 0009

Passcode: 80103953

Listeners to the call should dial in approximately 10 minutes prior to the start of the call.

Webcast information

A live audio webcast of the presentation will also be available on the investor relations section of the MF Global Web site, at http://www.mfglobalinvestorrelations.com, and will be available for replay shortly after the event.

About MF Global

MF Global Ltd. (NYSE: MF), is a leading intermediary offering customized solutions in global cash, derivatives and related markets. It provides execution and clearing services for exchange-traded and over-the-counter derivative products as well as for non-derivative foreign exchange products and securities in the cash market. MF Global is uniquely diversified across products, trading markets, customers and regions. Its worldwide client base includes financial institutions, industrial groups, hedge funds and other asset managers as well as professional traders and private/retail clients. MF Global operates in 12 countries on more than 70 exchanges, providing access to some of the largest and fastest growing financial markets in the world and is the leader by volume on many of these markets. For more information, please visit www.mfglobal.com.

Forward-Looking Statement

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated. We caution you not to place undue reliance on these forward-looking statements. We refer you to the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the Securities and Exchange Commission (SEC) for a description of the risks and uncertainties the Company faces. This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, which is available on the Company’s website at www.mfglobal.com and on the SEC’s website at www.sec.gov.

Investor Contact:
Lisa Kampf	+1 212.589.6592 lkampf@mfglobal.com

Media Contact:
Diana DeSocio	+1 212.589.6282 ddesocio@mfglobal.com

# # #

Non-GAAP Financial Measures

In addition to our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. The presentation of these measures is not intended to be considered in isolation from, as a substitute for or as superior to, the financial information prepared and presented in accordance with GAAP, and our presentation of these measures may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. The non-GAAP financial measures we use are (1) non-GAAP adjusted net income, (2) non-GAAP adjusted pre-tax income, (3) non-GAAP adjusted net income per adjusted diluted common share, (4) non-GAAP adjusted revenues, net of interest and transaction based expenses (5) non-GAAP adjusted employee compensation and benefits excluding non-recurring IPO awards, and (6) non-GAAP adjusted non-compensation expenses. These non-GAAP financial measures currently exclude the following items from our statement of operations:

•	Refco integration costs

•	Exchange membership gains and losses

•	IPO-related costs

•	Tax liability from the Reorganization and Separation

•	Litigation settlement reimbursement and expense

•	Loss on extinguishment of debt

•	Stock compensation expense due to the accelerated vesting of predecessor Man Group awards

•	Stock compensation related to IPO awards

•	February 2008 broker related loss and associated costs

•	USFE impairment loss

We do not believe that any of these items are representative of our future operating performance. Other than exchange membership gains and losses, these items reflect costs that were incurred for specific reasons outside of normal operations.

In addition, we may consider whether other significant non-operating or unusual items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use. The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

MF Global

Consolidated and Combined Statements of Operations

(Dollars in thousands, except share data)

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
Revenues
Execution only commissions	80,008	108,378	306,040	354,875
Cleared commissions	278,560	372,549	1,023,415	1,089,043
Principal transactions	109,948	45,574	242,344	258,119
Interest income	154,424	786,554	772,502	3,037,144
Other	73,924	12,275	99,887	41,037

Total revenues	696,864	1,325,330	2,444,188	4,780,218

Interest and transaction-based expenses:
Interest expense	56,490	612,776	467,013	2,660,382
Execution and clearing fees	162,000	225,362	615,668	679,583
Sales commissions	56,353	68,754	191,944	211,908

Total interest and transaction-based expenses	274,843	906,892	1,274,625	3,551,873

Revenues, net of interest and transaction-based expenses	422,021	418,438	1,169,563	1,228,345

Expenses
Employee compensation and benefits (excluding non-recurring IPO awards)	217,325	228,948	642,551	696,365
Employee compensation related to non-recurring IPO awards	4,713	18,853	39,694	33,871
Communications and technology	28,165	32,302	92,065	87,361
Occupancy and equipment costs	12,110	8,971	33,594	26,282
Depreciation and amortization	14,132	13,600	42,290	39,036
Professional fees	18,955	16,167	69,009	48,140
General and other	29,499	21,529	76,275	66,373
PAAF legal settlement	—	7,814	—	76,814
IPO-related costs	6,365	4,421	17,100	51,662
Refco integration costs	184	361	727	2,430

Total other expenses	331,448	352,966	1,013,305	1,128,334

(Loss)/ Gains on exchange seats and shares	(946)	9,234	14,171	83,481
Loss on extinguishment of debt	—	—	—	18,268
Interest on borrowings	18,374	21,054	54,335	52,194

Income before provision for income taxes	71,253	53,652	116,094	113,030
Provision for income taxes	18,347	19,790	36,274	93,554
Minority interests in income of combined companies (net of tax)	100	2,017	1,338	4,230
Equity in earnings of unconsolidated companies (net of tax)	(13,785)	(627)	(15,417)	(1,723)

Net income	$39,021	$31,218	$63,065	$13,523

Dividends declared on preferred stock	7,678	—	10,916	—
Cumulative and participating dividends	3,180	—	7,123	—

Net income applicable to common shareholders	$28,163	$31,218	$45,026	$13,523

Earnings per share:
Basic	$0.23	$0.26	$0.37	$0.12
Diluted	$0.23	$0.26	$0.37	$0.12
Weighted average number of common shares outstanding:
Basic	121,790,111	119,671,881	120,782,144	113,367,329
Diluted	121,790,111	119,692,982	120,782,144	113,372,893

MF Global

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31, 2008	March 31, 2008
Assets
Cash and cash equivalents	$1,219,696	$1,481,084
Restricted cash and segregated securities	8,963,317	12,047,009
Securities purchased under agreements to resell	8,798,720	13,022,376
Securities borrowed	6,114,363	4,649,172
Securities received as collateral	4,336	623,752
Securities owned, at fair value	2,797,979	7,380,290
Receivables:
Brokers, dealers and clearing organizations	3,635,379	7,085,652
Customers	498,189	2,367,461
Affiliates	282	716
Other	22,497	41,835
Memberships in exchanges, at cost	6,861	8,909
Furniture, equipment and leasehold improvements, net	58,206	54,911
Goodwill	79,895	74,145
Intangible assets, net	167,359	193,180
Other assets	196,958	224,379

TOTAL ASSETS	32,564,037	49,254,871

Liabilities and Shareholders’ Equity
Short-term borrowings, including current portion of long-term borrowings	165,694	1,729,815
Securities sold under agreements to repurchase	11,624,521	18,638,033
Securities loaned	4,077,255	3,188,154
Obligation to return securities borrowed	4,336	623,752
Securities sold, not yet purchased, at fair value	1,616,839	1,869,039
Payables:
Brokers, dealers and clearing organizations	1,243,300	6,317,297
Customers	11,055,463	15,302,498
Affiliates	2,211	12,921
Accrued expenses and other liabilities	242,319	313,507
Long-term borrowings	950,000	—

TOTAL LIABILITIES	30,981,938	47,995,016

Commitments and contingencies
Preference shares, $1.00 par value per share; 200,000,000 shares authorized;
1,500,000 Series A Convertible, issued and outstanding, cumulative	96,167	—
1,500,000 Series B Convertible, issued and outstanding, non-cumulative	128,035	—
Minority interests in consolidated subsidiaries	9,558	10,830

SHAREHOLDERS’ EQUITY
Common shares, $1.00 par value per share; 1,000,000,000 shares authorized, 120,071,832 and 119,647,222 shares issued and outstanding, respectively	120,072	119,647
Treasury shares	(74)	—
Additional paid-in capital	1,323,080	1,265,733
Accumulated other comprehensive income (net of tax)	(15,365)	6,084
Accumulated deficit	(79,374)	(142,439)

TOTAL SHAREHOLDERS’ EQUITY	1,348,339	1,249,025

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$32,564,037	$49,254,871

GAAP Reconciliation

The table below reconciles pre-tax income to adjusted pre-tax income for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Income before taxes (unadjusted)	$71.3	$53.7	$116.1	$113.0
Add: Refco integration costs	0.2	0.4	0.7	2.4
Add/(Less): Exchange membership losses/(gains)	0.9	(9.2)	(14.2)	(83.5)
Add: IPO-related costs	6.4	4.4	17.1	51.7
(Less)/Add: Litigation settlement (reimbursement)/expense	(54.6)	7.8	(54.6)	76.8
Add: Loss on extinguishment of debt	—	—	—	18.3
Add: Stock compensation charge on vesting of predecessor awards	—	—	—	14.6
Add: Stock compensation charge on IPO awards	4.7	18.8	39.7	33.9
Add: Broker related loss and associated costs	0.2	—	7.0	—

Adjusted pre-tax income	$29.1	$75.9	$111.8	$227.2

The table below reconciles net income to adjusted net income (applying an assumed tax rate of 35% to the adjustments prior to the Reorganization and Separation), for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Net income (unadjusted)	$39.0	$31.2	$63.1	$13.5
Add: Refco integration costs	0.1	0.2	0.4	1.6
Add/(Less): Exchange membership (losses)/gains	0.7	(5.4)	(8.1)	(48.5)
Add: IPO-related costs	6.4	2.9	17.1	37.1
(Less)/Add: Tax from Reorganization and Separation	(2.1)	—	(2.1)	59.5
(Less)/Add: Litigation settlement (reimbursement)/expense	(43.4)	5.5	(43.4)	45.5
Add: Loss on extinguishment of debt	—	—	—	10.6
Add: Stock compensation charge on vesting of predecessor awards	—	—	—	9.5
Add: Stock compensation charge on IPO awards	4.3	12.3	30.5	22.0
Add: Broker related loss and associated costs	0.2	—	4.1	—
Add: USFE impairment loss	13.6	—	13.6	—

Adjusted net income	$18.8	$46.7	$75.2	$150.8
Adjusted diluted earnings per share	$0.13	$0.37	$0.54	$1.19
Adjusted diluted shares outstanding (in millions) (1)	172.9	127.1	155.3	127.1

(1)	We believe it is meaningful to investors to present adjusted net income per adjusted diluted common share. Common shares outstanding are adjusted at December 31, 2008 and 2007 to add back shares underlying restricted share units granted as part of the IPO Awards that are not considered dilutive under U.S. GAAP and therefore not included in diluted common shares outstanding. This calculation may be further adjusted in the future to reflect our grant of additional awards. In addition, common shares outstanding are also adjusted at December 31, 2008 to include the impact of Series A, Series B and convertible debt, on an if-converted basis such that for the three and nine months ending December 31, 2008 our adjusted diluted shares outstanding are 172.9 million and 155.3 million, respectively. As of December 31, 2007, our adjusted diluted shares outstanding were 127.1 million. Since we expect to add back the expenses associated with these awards in determining our adjusted net income in future periods, we believe it is more meaningful to investors to calculate adjusted net income per common share based on adjusted diluted shares outstanding. We believe that this presentation is meaningful because it demonstrates the dilution that investors will experience at the end of the three-year vesting period of these awards. For the three months ending December 31, 2008 common shares outstanding is adjusted for 4.6 million, 12.0 million, 14.4 million and 20.1 million, related to restricted share units, Series A, Series B and convertible debt, respectively. For the nine months ending December 31, 2008 common shares outstanding is adjusted for 4.6 million, 7.2 million, 9.9 million and 12.8 million, related to the restricted share units, Series A, Series B and convertible debt, respectively.

GAAP Reconciliation (continued)

The table below calculates Adjusted Revenues, Net of Interest and Transaction-Based Expenses for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Revenues, net of interest and transaction-based expenses	$422.0	$418.4	$1,169.6	$1,228.3
Litigation settlement reimbursement	(54.6)	—	(54.6)	—

Adjusted Revenues, Net of Interest and Transaction-Based Expenses	$367.4	$418.4	$1,115.0	$1,228.3

The table below calculates Adjusted Employee Compensation and Benefits for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Employee compensation and benefits (excluding non-recurring IPO awards)	$217.3	$228.9	$642.5	$696.4
Less: Stock compensation charge on vesting of predecessor awards	—	—	—	(14.6)

Adjusted Employee Compensation and Benefits (excluding non-recurring IPO awards)	$217.3	$228.9	$642.5	$681.8

The table below calculates Adjusted Non-Compensation Expenses for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Total other expenses	$331.4	$353.0	$1,013.3	$1,128.3
Less: Employee compensation and benefits (excluding non-recurring IPO awards)	(217.3)	(228.9)	(642.5)	(696.4)
Less: Employee compensation related to non-recurring IPO awards	(4.7)	(18.9)	(39.7)	(33.9)
Less: Refco integration costs	(0.2)	(0.4)	(0.7)	(2.4)
Less: IPO-related costs	(6.4)	(4.4)	(17.1)	(51.7)
Less: Litigation settlement expense	—	(7.8)	—	(76.8)
Less: Broker related loss and associated costs	(0.2)	—	(7.0)	—

Adjusted Non-Compensation Expenses	$102.6	$92.6	$306.3	$267.2

Supplementary Data

The table below calculates Principal Transaction Revenue for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Principal transactions	$109.9	$45.6	$242.3	$258.1
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	51.4	51.1	112.8	59.6

Total Principal Transaction Revenue	$161.3	$96.7	$355.1	$317.7

The table below provides an analysis of the components of Net Interest Income for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Net Interest generated from client payables and excess cash	$46.5	$122.7	$192.6	$317.2
Net interest generated from principal transactions, related financing transactions and impact of equity swaps	51.4	51.1	112.8	59.6

Total Net Interest Income	$97.9	$173.8	$305.4	$376.8

The table below calculates Net Revenues from Client Payables and Excess Cash for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(dollars in millions)		(dollars in millions)
Net Interest generated from client payables and excess cash	$46.5	$122.7	$192.6	$317.2
Principal transactions revenues from investment of client payables	31.1	5.4	32.3	10.8

Total Net Revenues from Client Payables and Excess Cash	$77.6	$128.1	$224.9	$328.0

The table below presents volumes for the periods presented:

	Three months ended December 31,		Nine months ended December 31,
	2008	2007	2008	2007
	(contracts in millions)		(contracts in millions)
Execution-only volumes	125.1	131.3	423.7	414.1
Cleared volumes	277.4	361.0	1,022.7	1,079.4

Total Exchange-Traded Futures and Options Volumes	402.5	492.3	1,446.4	1,493.5

The table below presents yield for the periods presented:

				% Change
	3Q09	2Q09	3Q08	3Q09 vs. 2Q09	3Q09 vs. 3Q08

Execution (1)	$0.53	$0.58	$0.71	-10%	-26%
Cleared (1)
Total	$0.45	$0.43	$0.40	4%	12%
Non-Professional Trader				-11%	-17%

(1)	Excludes net commission and volume unrelated to exchange-traded derivative activities.